FOR IMMEDIATE RELEASE

Contact:
Stacey Jurchison
PharmAthene, Inc.
Phone: 410-269-2610
Stacey.Jurchison@PharmAthene.com

PHARMATHENE REPORTS FIRST QUARTER 2010
FINANCIAL AND OPERATIONAL RESULTS

ANNAPOLIS, MD – May 11, 2010 – PharmAthene, Inc. (NYSE Amex: PIP), a biodefense company developing medical countermeasures against biological and chemical threats, today reported financial and operational results for the first quarter ended March 31, 2010.

For the first quarter of 2010, PharmAthene recognized revenue of $3.1 million compared to $5.5 million in the same period of 2009.  Revenues for the most recent quarter consisted primarily of contract funding from the U.S. government for the development of SparVax™ and Valortim™.  Revenue for the period ended March 31, 2010 decreased as compared to the same period in 2009 primarily as a result of the completion by the Company of the first phase of development activities in the third quarter of 2009 under the Company’s existing contract with the Department of Defense (DoD) for Protexia®. The Company is currently awaiting a decision from the DoD as to whether it will fund the next phase of work under the existing contract.

Research and development expenses decreased to $5.0 million for the quarter ended March 31, 2010 as compared to $5.7 million in the same period last year.  These expenses resulted from research and development activities related to the Company’s Valortim® and Protexia® programs as well as from activities related to the SparVax™, RypVax™ and third generation anthrax vaccine programs.  The reduction in research and development expenses is the net result of the completion of the first phase of development of PharmAthene’s existing Protexia® development program in the third quarter of 2009, and the completion of activities related to the development of RypVax®, partially offset by an increase in costs incurred on our anthrax programs.

General and administrative expenses for the Company were $5.3 million for the quarter ended March 31, 2010 compared to $5.1 million in the same period in 2009.

For the first quarter of 2010 PharmAthene’s net loss attributable to common shareholders was $7.9 million or $0.28 per share, compared to $6.0 million or $0.23 per share in the same period of 2009.

As of March 31, 2010, the Company had cash and cash equivalents, short-term investments, and US government account receivables and unbilled receivables totaling approximately $17.1 million as compared to $22.8 million at December 31, 2009.   In April 2010, PharmAthene completed a public sale of approximately 1.7 million shares of the Company’s common stock generating gross proceeds of $2.5 million.

PharmAthene’s President and Interim Chief Executive Officer, Eric I. Richman, remarked “During the past several months we have strengthened our leadership structure and added important incremental functional expertise to our organization.  We were pleased to welcome Dr. Thomas Fuerst, a seasoned biotechnology leader and former government official with over 20 years of experience in the research, development and manufacturing of biological products.  Having served a key leadership and management role in establishing the organization known as the Biomedical Advanced Research and Development Authority (BARDA) with the Department of Health and Human Services, Tom’s considerable expertise in all aspects of medical countermeasures development will be a tremendous asset to our organization.”

Conference Call and Webcast Information

PharmAthene management will be hosting a conference call to discuss its first quarter 2010 financial results.  The call is scheduled to begin at 4:30 p.m. Eastern Time on Tuesday, May 11, 2010.

The dial-in number within the United States is 866-788-0546.  The dial-in number for international callers is 857-350-1684.  The participant passcode is 54066899.

A replay of the conference call will be available beginning at approximately 7:30 p.m. Eastern Time on May 11, 2010 until approximately 11:59 p.m. Eastern Time on June 11, 2010.  The dial-in number from within the United States is 888-286-8010.   For international callers, the dial-in number is 617-801-6888.  The participant passcode is 67365198.

The conference call will also be webcast and can be accessed from the company’s website at www.PharmAthene.com.  A link to the webcast may be found under the Investor Relations section of the website.  The webcast will be available for 30 days, or until approximately June 10, 2010.

About PharmAthene, Inc.

PharmAthene was formed to meet the critical needs of the United States and its allies by developing and commercializing medical countermeasures against biological and chemical weapons. PharmAthene's lead product development programs include:

SparVax™ - a second generation recombinant protective antigen (rPA) anthrax vaccine
Third generation rPA anthrax vaccine
Valortim® - a fully human monoclonal antibody for the prevention and treatment of anthrax infection
Protexia® - a novel bioscavenger for the prevention and treatment of morbidity and mortality associated with exposure to chemical nerve agents

For more information about PharmAthene, please visit www.PharmAthene.com.

Statement on Cautionary Factors
Except for the historical information presented herein, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words "potential"; "believe"; "anticipate"; "intend"; "plan"; "expect"; "estimate"; "could"; "may"; "should"; or similar statements are forward-looking statements. PharmAthene disclaims, however, any intent or obligation to update these forward-looking statements. Risks and uncertainties include risk associated with the reliability of the results of the studies relating to human safety and possible adverse effects resulting from the administration of the Company's product candidates, unexpected funding delays and/or reductions or elimination of U.S. government funding for one or more of the Company's development programs, the award of government contracts to our competitors, unforeseen safety issues, challenges related to the development, scale-up, technology transfer, and/or process validation of manufacturing processes for our product candidates, unexpected determinations that these product candidates prove not to be effective and/or capable of being marketed as products, as well as risks detailed from time to time in PharmAthene's Forms 10-K and 10-Q under the caption "Risk Factors" and in its other reports filed with the U.S. Securities and Exchange Commission (the "SEC"). In particular, in the event the GAO upholds the protest regarding the February 2010 contract modification for SparVax™, it could have a material adverse effect on our financial performance and results of operations.

Copies of PharmAthene's public disclosure filings are available from its investor relations department and our website under the investor relations tab at www.PharmAthene.com.

-- Tables Follow --

PHARMATHENE, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

	March 31	December 31
	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$735,119	$2,673,567
Restricted cash	100,000	-
Short-term investments	-	3,137,071
Accounts receivable	9,201,010	8,866,346
Other receivables (including unbilled receivables)	7,737,207	8,566,425
Prepaid expenses and other current assets	652,468	973,214
Total current assets	$18,425,804	$24,216,623

Property and equipment, net	6,481,457	6,262,388
Patents, net	918,368	928,577
Other long-term assets and deferred costs	308,348	308,973
Goodwill	2,348,453	2,348,453
Total assets	$28,482,430	$34,065,014

LIABILITIES AND STOCKHOLDERS' (Deficit) EQUITY

Current liabilities:
Accounts payable	$5,957,428	$1,934,119
Accrued expenses and other liabilities	8,422,656	11,532,101

Total current liabilities	$14,380,084	$13,466,220

Other long-term liabilities	458,846	452,618
Derivative instruments	567,803	835,299
Long-term debt	18,284,030	17,426,513
Total liabilities	$33,690,763	$32,180,650

Stockholders' (deficit) equity:
Common stock, $0.0001 par value; 100,000,000 shares authorized; 28,188,288 and 28,130,284 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	$2,819	$2,813
Additional paid-in-capital	157,673,857	157,004,037
Accumulated other comprehensive income	1,369,901	1,188,156
Accumulated deficit	(164,254,910)	(156,310,642)
Total stockholders' equity	(5,208,333)	1,884,364
Total liabilities and stockholders' (deficit) equity	$28,482,430	$34,065,014

PHARMATHENE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
	2010	2009

Contract revenue	$3,116,553	$5,521,903
	-	-
Total Revenue	3,116,553	5,521,903
Operating expenses:
Research and development	4,952,393	5,695,326
General and administrative	5,325,422	5,145,999
	-	-
Depreciation and amortization	245,258	192,478
Other expense	-
Total operating expenses	10,523,073	11,033,803

Loss from operations	(7,406,520)	(5,511,900)
Other income (expenses):
Interest income	3,483	104,245
Interest expense	(948,150)	(602,115)
Other income (expense)	139,422	(123,841)
Change in market value of derivative instruments	267,496	120,589
Total other income (expenses)	(537,749)	(501,122)

Net loss	(7,944,269)	(6,013,022)

Basic and diluted net loss per share	(0.28)	(0.23)

Weighted average shares used in calculation of basic and diluted net loss per share	28,172,802	26,009,387